UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2018

EXACTUS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55828	27-1085858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 205-5036

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement

June Promissory Note

On June 29, 2018, (the “June Effective Date”) Exactus, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement with an investor (the “June Investor”) pursuant to which the Company issued and sold the June Investor a convertible promissory note (the “June Note”) in the aggregate principal amount of $60,000 (the “June Principal”). The June Note matures on June 29, 2019. The June Note bears interest at 12% per annum, to be paid in shares of the Company’s common stock. Beginning December 29, 2018, the June Investor may elect to convert the June Note into shares of common stock of the Company at a conversion price equal to 50% of the lowest price of the Company’s common stock for the 20 days prior to, and including, the date of the applicable conversion, subject to adjustment. The June Investor may cause the Company to redeem the June Note in the event of certain triggering events including the transfer or sale of all of the Company’s assets, reorganization, or merger. The Company may prepay the June Note until the 180th day after the June Effective Date subject to the prepayment amount being 135% of the June Principal for the first 60 days, 145% of the June Principal from the 61st day until the 120th day, and 150% of the June Principal from the 120th day until the 180th day.

July Promissory Note

On July 3, 2018, (the “July Effective Date”) the Company, entered into a securities purchase agreement with an investor (the “July Investor”) pursuant to which the Company agreed to issue the July Investor two convertible promissory notes (the “July Notes”), each for a principal amount of $30,000, for an aggregate principal amount of $60,000 (the “Principal”). On the July Effective Date the Company issued the July Investor the July Notes, in the principal amount of $60,000, and received $28,000 from the July Investor. In connection with the issuance of one of the July Notes (the “Second Note”) the July Investor issued the Company a $30,000 promissory note (the “Buyer Note”). The July Notes mature on July 3, 2019. The July Notes bears interest at 12% per annum, to be paid in shares of the Company’s common stock. The July Investor may elect to convert the July Notes into shares of common stock of the Company at a conversion price equal to 50% of the lowest price of the Company’s common stock for the 20 days prior to, and including, the date of the applicable conversion, subject to adjustment. Provided that the July Investor may not convert any of the Second Note until the July Investor has paid off the balance of the Buyer Note to the Company, less $2,000 in legal fees incurred by the July Investor. The July Investor may redeem the July Notes in the event of certain triggering events including the transfer or sale of all of the Company’s assets, reorganization, or merger. The Company may prepay until the 180th day after the July Effective Date subject to the prepayment amount being 135% of the Principal for the first 60 days, 145% of the principal from the 61st day until the 120th day, and 150% of the principal from the 120th day until the 180th day.

Series D Preferred Stock

On July 5, 2018, the Company’s Executive Vice President and director, Mr. Timothy Ryan, entered into a subscription agreement (the “Series D Subscription Agreement”) to purchase 16 shares of Company’s Series D Preferred Stock (the “Series D”). The Company agreed to issue Mr. Ryan the Series D shares in exchange for the forgiveness of $200,000 worth of accrued debt owed to Mr. Ryan by the Company. Pursuant to the terms of the Series D Subscription Agreement, immediately following the consummation of an offering of the Company’s common stock for which the gross proceeds of the offering exceed $5,000,000 (a “Qualified Offering”), each share of Series D automatically converts into 200,000 shares of Common Stock (the “Conversion Shares”). The Company agreed that within 45 days of a Qualified Offering the Company shall file a registration statement with the SEC registering the Conversion Shares for resale. At any time, each share of Series D can be converted into 200,000 Conversion Shares.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 and item 2.03 is incorporated herein by reference. The securities were sold in transactions exempt from registration under section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder as transactions not involving a public offering. The investors acquired the securities for investment and without a view to distribution and the Company reasonably believed the investors were accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2018	Exactus, Inc. By: /s/ Phillip J. Young Phillip J. Young President and Chief Executive Officer